CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Short Term Income Fund, Inc. as filed with the Securities and Exchange Commission on or about December 28, 2001.


PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
December 28, 2001